Exhibit 10.4

AGREEMENT CONCERNING FORFEITURE OF RESTRICTED STOCK

AND RESTRICTED STOCK UNITS UNDER THE

GEOMET, INC. 2006 LONG-TERM INCENTIVE PLAN

This Agreement is entered into by and between GeoMet, Inc., a Delaware corporation (the “Company”), and William C. Rankin (“Employee”), contingent upon the closing of the transaction contemplated by the Asset Purchase Agreement among the Company, GeoMet Operating Company, Inc., and GeoMet Gathering Company, LLC, as sellers, and ARP Mountaineer Production, LLC, as buyer, and Atlas Resource Partners, L.P. (the “Asset Purchase Agreement”), but to be effective immediately prior to the “Closing Date,” as such term is defined in the Asset Purchase Agreement (the “Closing Date”). The Company and Employee are sometimes referred to collectively in this Agreement as the “Parties.”

RECITALS

WHEREAS, the Company has previously granted to Employee the awards of restricted stock and/or restricted stock units listed on the attached Exhibit A under the GeoMet, Inc. 2006 Long-Term Incentive Plan (the “LTIP”); and

WHEREAS, the closing of the transaction contemplated by the Asset Purchase Agreement will constitute a “Corporate Change” as defined in the LTIP; and

WHEREAS, Employee’s employment with the Company is not being terminated upon the closing of the transaction contemplated by the Asset Purchase Agreement; and

WHEREAS, contingent upon the closing of the transaction contemplated by the Asset Purchase Agreement, the Company has offered to make payments to Employee pursuant to the Agreement Concerning Termination of Employment Agreement and General Release by and between the Company and Employee, and Employee’s entering into this Agreement is a condition of such payment; and

WHEREAS, Employee wishes to agree to forfeit, effective immediately prior to the Closing Date, all unvested restricted stock and restricted stock units in the Company held by Employee;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Forfeiture of Unvested Restricted Stock and Restricted Stock Units.  Effective immediately prior to the Closing Date but contingent on the closing of the transaction contemplated by the Asset Purchase Agreement, Employee hereby forfeits for no monetary consideration the unvested restricted stock and restricted stock unit awards listed on the attached Exhibit A and any other unvested restricted stock and restricted stock units in the Company held by Employee immediately prior to the Closing Date.

AGREED:

COMPANY		EMPLOYEE

By:	/s/ Michael Y. McGovern	By:	/s/ William C. Rankin
	Name: Michael Y. McGovern		Name: William C. Rankin
Title: Chair of the Board

Date Signed:	May 12, 2014	Date Signed:	May 12, 2014

Agreement Concerning Forfeiture of Restricted Stock and Restricted Stock Units

Under the GeoMet, Inc. 2006 Long-Term Incentive Plan – Solo Page

EXHIBIT A

Awards of Restricted Stock

Grant Date	Original Restricted Shares Granted	Grant Date Market Price	Type of Vesting	Restricted Shares Unvested on May 9, 2014
September 20, 2007	4,251	$5.23	Performance	2,834
March 24, 2008	30,960	$6.41	Performance/3-Year	18,576
May 14, 2012	50,000	$0.43	3-Year	33,333

Awards of Restricted Stock Units

Grant Date	Original RSUs Granted	Grant Date Market Price	Type of Vesting	RSUs Unvested on May 9, 2014
April 5, 2011	55,125	$1.59	Performance	55,125

Exhibit A to Agreement Concerning Forfeiture of Restricted Stock and

Restricted Stock Units Under the GeoMet, Inc. 2006 Long-Term Incentive Plan